Two Harbors Investment Corp. Reports Third Quarter 2022 Financial Results
Book Value Impacted as Spreads Continued to Widen Beyond Historical Levels

NEW YORK, November 8, 2022 - Two Harbors Investment Corp. (NYSE: TWO), an Agency + MSR mortgage real estate investment trust (REIT), today announced its financial results for the quarter ended September 30, 2022.
Quarterly Summary(1)
•Reported book value of $16.42 per common share, representing a (16.2)% quarterly economic return on book value(2)
•Generated Comprehensive Loss of $287.8 million, or $(3.35) per weighted average basic common share
•Reported Earnings Available for Distribution (EAD) of $55.2 million, or $0.64 per weighted average basic common share(3)
•Declared a third quarter common stock dividend of $0.68 per share
•GAAP debt-to-equity increased to 5.5x from 3.8x; economic debt-to-equity increased to 7.5x from 6.4x as the impact of the book value decline more than offset a $1.6 billion decline in our Agency RMBS and TBA position(4)(5)
•Settled on sales of approximately $20 billion unpaid principal balance (UPB) of mortgage servicing rights (MSR)
Post-Quarter End Update
•Repurchased approximately 2.9 million shares of preferred stock, contributing $0.26 to book value per common share
•On November 1, 2022, effected the previously announced one-for-four reverse stock split of outstanding shares of common stock
“Our portfolio performance reflects one of the most challenging market environments in decades, and mortgage spreads widened to levels not seen except in crisis periods,” stated Bill Greenberg, Two Harbors’ President and Chief Executive Officer. “With the significant cheapening in RMBS, we are very constructive on forward-looking return potential, while being mindful of remaining risks.”
“With the 30-year mortgage rate 400 basis points higher than a year ago at around 7%, and with the economy softening, we expect prepayment speeds to be below those from previous discount environments,” stated Nick Letica, Two Harbors’ Chief Investment Officer. “We are well-positioned to benefit from slower speeds with our portfolio of low coupon MSR and high coupon RMBS”

(1)     On November 1, 2022, the company completed its previously announced one-for-four reverse stock split of its outstanding shares of common stock. In accordance with generally accepted accounting principles, all common share and per common share amounts presented herein have been adjusted on a retroactive basis to reflect the reverse stock split.
(2)     Economic return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by book value as of the beginning of the period.
(3)    Earnings Available for Distribution is a non-GAAP measure. Please see page 11 for a definition of Earnings Available for Distribution and a reconciliation of GAAP to non-GAAP financial information.
(4)    Economic debt-to-equity is defined as total borrowings to fund RMBS, MSR and Agency Derivatives, plus the implied debt on net TBA cost basis, divided by total equity.
(5)    Net TBA Position represents the bond equivalent value of the company’s TBA position. Bond equivalent value is defined as notional amount multiplied by market price. Accounted for as derivative instruments in accordance with GAAP.

Operating Performance
The following table summarizes the company’s GAAP and non-GAAP earnings measurements and key metrics for the third quarter of 2022 and second quarter of 2022:

Two Harbors Investment Corp. Operating Performance (unaudited)
(dollars in thousands, except per common share data)
	Three Months Ended September 30, 2022			Three Months Ended June 30, 2022
Earnings attributable to common stockholders	Earnings	Per weighted average basic common share	Annualized return on average common equity	Earnings	Per weighted average basic common share	Annualized return on average common equity
Comprehensive Loss	$(287,808)	$(3.35)	(67.9)%	$(90,379)	$(1.05)	(19.1)%
GAAP Net Income (Loss)	$263,865	$3.04	62.3%	$(86,168)	$(1.00)	(18.2)%
Earnings Available for Distribution(1)	$55,173	$0.64	13.0%	$75,250	$0.87	15.9%

Operating Metrics
Dividend per common share	$0.68			$0.68
Annualized dividend yield(2)	20.5%			13.7%
Book value per common share at period end	$16.42			$20.41
Economic return on book value(3)	(16.2)%			(4.7)%
Operating expenses, excluding non-cash LTIP amortization and nonrecurring expenses(4)	$13,404			$14,282
Operating expenses, excluding non-cash LTIP amortization and nonrecurring expenses, as a percentage of average equity(4)	2.2%			2.2%
________________
(1)Earnings Available for Distribution, or EAD, is a non-GAAP measure. Please see page 11 for a definition of Earnings Available for Distribution and a reconciliation of GAAP to non-GAAP financial information.
(2)Dividend yield is calculated based on annualizing the dividends declared in the given period, divided by the closing share price as of the end of the period.
(3)Economic return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by the book value as of the beginning of the period.
(4)Excludes non-cash equity compensation expense of $2.4 million for the third quarter of 2022 and $3.5 million for the second quarter of 2022 and nonrecurring expenses of $5.0 million for the third quarter of 2022 and $2.4 million for the second quarter of 2022.

Portfolio Summary
As of September 30, 2022, the company’s portfolio was comprised of $12.5 billion of Agency residential mortgage-backed securities (RMBS), Agency Derivatives and MSR as well as their associated notional debt hedges. Additionally, the company held $4.1 billion bond equivalent value of net long to-be-announced securities (TBAs).

The following tables summarize the company’s investment portfolio as of September 30, 2022 and June 30, 2022:

Two Harbors Investment Corp. Portfolio
(dollars in thousands)

Portfolio Composition	As of September 30, 2022		As of June 30, 2022
	(unaudited)		(unaudited)
Agency
Fixed Rate	$9,237,881	73.8%	$8,694,737	72.2%
Other Agency(1)	127,612	1.0%	31,278	0.3%
Total Agency	9,365,493	74.8%	8,726,015	72.5%
Mortgage servicing rights(2)	3,021,790	24.2%	3,226,191	26.8%
Other	124,860	1.0%	87,490	0.7%
Aggregate Portfolio	12,512,143		12,039,696
Net TBA position(3)	4,047,890		6,397,266
Total Portfolio	$16,560,033		$18,436,962

Portfolio Metrics	Three Months Ended September 30, 2022		Three Months Ended June 30, 2022
	(unaudited)		(unaudited)
Average portfolio yield(4)	4.61%		4.39%
Average cost of financing(5)	2.84%	0.0284	1.69%
Net spread	1.77%		2.70%
________________
Note: Beginning with the third quarter of 2022, the above presentation of cost of financing and net spread includes U.S. Treasury futures income, which represents the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements. Second quarter 2022 comparative data has been updated to reflect this change.
(1)Other Agency includes hybrid ARMs and inverse interest-only Agency securities classified as “Agency Derivatives” for purposes of GAAP.
(2)Based on the loans underlying the MSR reported by subservicers on a month lag, adjusted for current month purchases.
(3)Represents bond equivalent value of TBA position. Bond equivalent value is defined as notional amount multiplied by market price. Accounted for as derivative instruments in accordance with GAAP.
(4)Average portfolio yield includes interest income on Agency RMBS and non-Agency securities, MSR servicing income, net of estimated amortization, and servicing expenses, and the implied asset yield portion of TBA dollar roll income on TBAs. MSR estimated amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio, which is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value. TBA dollar roll income is the non-GAAP economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements.
(5)Average cost of financing includes interest expense and amortization of deferred debt issuance costs on borrowings, interest spread income/expense and amortization of upfront payments made or received upon entering into interest rate swap agreements, U.S. Treasury futures income, and the implied financing benefit/cost portion of dollar roll income on TBAs. TBA dollar roll income is the non-GAAP economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements.

Portfolio Metrics Specific to RMBS and Agency Derivatives	As of September 30, 2022	As of June 30, 2022
	(unaudited)	(unaudited)
Weighted average cost basis of Agency principal and interest securities(1)	$102.84	$102.24
Weighted average three month CPR on Agency RMBS	9.1%	14.2%
Fixed-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio	97.8%	98.7%
Adjustable-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio	2.2%	1.3%
______________
(1)Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes.

Portfolio Metrics Specific to MSR(1)	As of September 30, 2022	As of June 30, 2022
(dollars in thousands)	(unaudited)	(unaudited)
Unpaid principal balance	$206,613,560	$227,074,413
Gross coupon rate	3.2%	3.2%
Current loan size	$335	$330
Original FICO(2)	760	760
Original LTV	72%	71%
60+ day delinquencies	0.7%	0.8%
Net servicing fee	26.4 basis points	26.2 basis points

	Three Months Ended September 30, 2022	Three Months Ended June 30, 2022
	(unaudited)	(unaudited)
Fair value (losses) gains	$(6,720)	$85,557
Servicing income	$148,833	$157,526
Servicing expenses	$22,144	$24,095
Change in servicing reserves	$(1,005)	$(1,119)
________________
Note: The company does not directly service mortgage loans, but instead contracts with appropriately licensed subservicers to handle substantially all servicing functions in the name of the subservicer for the loans underlying the company’s MSR.
(1)Metrics exclude residential mortgage loans in securitization trusts for which the company is the named servicing administrator. Portfolio metrics, other than UPB, represent averages weighted by UPB.
(2)FICO represents a mortgage industry accepted credit score of a borrower.

Other Investments and Risk Management Metrics	As of September 30, 2022	As of June 30, 2022
(dollars in thousands)	(unaudited)	(unaudited)
Net long TBA notional amount(1)	$4,154,000	$6,317,000
Futures notional	$(15,296,550)	$(16,727,160)
Interest rate swaps notional	$—	$14,850,336
Swaptions net notional	—	(1,680,000)
Total interest rate swaps and swaptions notional	$—	$13,170,336
________________
(1)Accounted for as derivative instruments in accordance with GAAP.

Financing Summary
The following tables summarize the company’s financing metrics and outstanding repurchase agreements, revolving credit facilities, term notes and convertible senior notes as of September 30, 2022 and June 30, 2022:

September 30, 2022	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)
Repurchase agreements collateralized by RMBS	$9,640,018	3.19%	3.15	21
Repurchase agreements collateralized by MSR	394,000	6.57%	4.31	1
Total repurchase agreements	10,034,018	3.32%	3.19	21
Revolving credit facilities collateralized by MSR and related servicing advance obligations	1,131,161	6.40%	16.54	4
Term notes payable collateralized by MSR	397,697	5.88%	20.84	n/a
Unsecured convertible senior notes	282,096	6.25%	39.55	n/a
Total borrowings	$11,844,972

June 30, 2022	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)
Repurchase agreements collateralized by RMBS	$7,558,247	1.28%	2.53	21
Repurchase agreements collateralized by MSR	400,000	5.12%	7.33	1
Total repurchase agreements	7,958,247	1.48%	2.77	21
Revolving credit facilities collateralized by MSR and related servicing advance obligations	825,761	4.93%	19.76	4
Term notes payable collateralized by MSR	397,383	4.42%	23.87	n/a
Unsecured convertible senior notes	281,711	6.25%	42.58	n/a
Total borrowings	$9,463,102

Borrowings by Collateral Type	As of September 30, 2022		As of June 30, 2022
(dollars in thousands)	(unaudited)		(unaudited)
Agency RMBS and Agency Derivatives	$9,563,755		$7,510,313
Mortgage servicing rights and related servicing advance obligations	1,922,858		1,623,144
Other - secured	76,263		47,934
Other - unsecured(1)	282,096		281,711
Total	11,844,972		9,463,102
TBA cost basis	4,153,582		6,409,396
Total, including TBAs	$15,998,554		$15,872,498

Debt-to-equity ratio at period-end(2)	5.5	:1.0	3.8	:1.0
Economic debt-to-equity ratio at period-end(3)	7.5	:1.0	6.4	:1.0

Cost of Financing by Collateral Type	Three Months Ended September 30, 2022		Three Months Ended June 30, 2022
	(unaudited)		(unaudited)
Agency RMBS and Agency Derivatives	2.30%		0.74%
Mortgage servicing rights and related servicing advance obligations(4)	6.19%		4.73%
Other - secured	4.00%		2.50%
Other - unsecured(1)(4)	6.92%		6.82%
Annualized cost of financing	3.04%		1.66%
Interest rate swaps(5)	(0.01)%		0.19%
U.S. Treasury futures(6)	0.61%		0.92%
TBAs(7)	1.31%		—%
Annualized cost of financing, including swaps, U.S. Treasury futures and TBAs	2.84%		1.69%
____________________
(1)Unsecured convertible senior notes.
(2)Defined as total borrowings to fund RMBS, MSR and Agency Derivatives, divided by total equity.
(3)Defined as total borrowings to fund RMBS, MSR and Agency Derivatives, plus the implied debt on net TBA cost basis, divided by total equity.
(4)Includes amortization of debt issuance costs.
(5)The cost of financing on interest rate swaps held to mitigate interest rate risk associated with the company’s outstanding borrowings includes interest spread income/expense and amortization of upfront payments made or received upon entering into interest rate swap agreements and is calculated using average borrowings balance as the denominator.
(6)The cost of financing on U.S. Treasury futures held to mitigate interest rate risk associated with the company’s outstanding borrowings is calculated using average borrowings balance as the denominator. U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements.
(7)The implied financing benefit/cost of dollar roll income on TBAs is calculated using the average cost basis of TBAs as the denominator. TBA dollar roll income is the non-GAAP economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. TBAs are accounted for as derivative instruments in accordance with GAAP.

Conference Call
Two Harbors Investment Corp. will host a conference call on November 9, 2022 at 9:00 a.m. ET to discuss third quarter 2022 financial results and related information. The conference call will be webcast live and accessible in the Investors section of the company’s website at www.twoharborsinvestment.com/investors. To participate in the teleconference, please call toll-free (877) 502-7185, approximately 10 minutes prior to the above start time. For those unable to attend, a telephone playback will be available beginning at 12:00 p.m. ET on November 9, 2022, through 12:00 p.m. ET on November 23, 2022. The playback can be accessed by calling (877) 660-6853, conference code 13732431. The call will also be archived on the company’s website in the News & Events section.

Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, mortgage servicing rights and other financial assets. Two Harbors is headquartered in St. Louis Park, MN.

Forward-Looking Statements
This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2021, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; the ongoing impact of the COVID-19 pandemic, and the actions taken by federal and state governmental authorities and GSEs in response, on the U.S. economy, financial markets and our target assets; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our decision to terminate our management agreement with PRCM Advisers LLC and the ongoing litigation related to such termination; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire MSR and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as earnings available for distribution and earnings available for distribution per basic common share that exclude certain items. The non-GAAP financial measures presented by the company provide supplemental information to assist investors in analyzing the company’s results of operations and help facilitate comparisons to industry peers. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 11 of this release.

Additional Information
Stockholders of Two Harbors and other interested persons may find additional information regarding the company at www.twoharborsinvestment.com, at the Securities and Exchange Commissions’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., Attn: Investor Relations, 1601 Utica Avenue South, Suite 900, St. Louis Park, MN, 55416, telephone (612) 453-4100.

Contact
Paulina Sims, Senior Director, Investor Relations, Two Harbors Investment Corp., (612)-446-5431, Paulina.Sims@twoharborsinvestment.com

# # #

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)
	September 30, 2022	December 31, 2021
	(unaudited)
ASSETS
Available-for-sale securities, at fair value (amortized cost $10,228,511 and $7,005,013, respectively; allowance for credit losses $8,535 and $14,238, respectively)	$9,473,843	$7,161,703
Mortgage servicing rights, at fair value	3,021,790	2,191,578
Cash and cash equivalents	732,482	1,153,856
Restricted cash	842,534	934,814
Accrued interest receivable	37,701	26,266
Due from counterparties	215,473	168,449
Derivative assets, at fair value	18,406	80,134
Reverse repurchase agreements	207,206	134,682
Other assets	146,122	262,823
Total Assets	$14,695,557	$12,114,305
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$10,034,018	$7,656,445
Revolving credit facilities	1,131,161	420,761
Term notes payable	397,697	396,776
Convertible senior notes	282,096	424,827
Derivative liabilities, at fair value	107,379	53,658
Due to counterparties	348,176	196,627
Dividends payable	72,802	72,412
Accrued interest payable	48,592	18,382
Other liabilities	129,159	130,464
Total Liabilities	12,551,080	9,370,352
Stockholders’ Equity:
Preferred stock, par value $0.01 per share; 100,000,000 shares authorized and 29,050,000 shares issued and outstanding ($726,250 liquidation preference)	702,550	702,550
Common stock, par value $0.01 per share; 175,000,000 shares authorized and 86,371,867 and 85,977,831 shares issued and outstanding, respectively	864	860
Additional paid-in capital	5,643,493	5,627,758
Accumulated other comprehensive (loss) income	(701,383)	186,346
Cumulative earnings	1,703,445	1,212,983
Cumulative distributions to stockholders	(5,204,492)	(4,986,544)
Total Stockholders’ Equity	2,144,477	2,743,953
Total Liabilities and Stockholders’ Equity	$14,695,557	$12,114,305

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(unaudited)		(unaudited)
Interest income:
Available-for-sale securities	$88,472	$35,837	$188,518	$134,581
Other	5,916	203	7,719	1,011
Total interest income	94,388	36,040	196,237	135,592
Interest expense:
Repurchase agreements	57,868	5,761	85,480	21,212
Revolving credit facilities	15,178	5,605	29,960	17,375
Term notes payable	5,427	3,249	12,608	9,685
Convertible senior notes	4,877	7,267	14,720	20,743
Total interest expense	83,350	21,882	142,768	69,015
Net interest income	11,038	14,158	53,469	66,577
Other income:
(Loss) gain on investment securities	(6,426)	28,642	(256,487)	119,991
Servicing income	148,833	122,960	442,985	342,895
(Loss) gain on servicing asset	(6,720)	(42,500)	489,461	16,887
Gain (loss) on interest rate swap and swaption agreements	34,806	(3,947)	29,499	5,102
Gain (loss) on other derivative instruments	159,044	(15,019)	(43,991)	(239,718)
Other loss	—	—	(117)	(5,701)
Total other income	329,537	90,136	661,350	239,456
Expenses:
Servicing expenses	21,152	21,041	68,847	64,668
Compensation and benefits	10,100	9,198	33,312	28,645
Other operating expenses	10,688	7,406	26,465	22,111
Total expenses	41,940	37,645	128,624	115,424
Income before income taxes	298,635	66,649	586,195	190,609
Provision for income taxes	21,023	325	95,733	2,088
Net income	277,612	66,324	490,462	188,521
Dividends on preferred stock	13,747	13,748	41,242	44,711
Net income attributable to common stockholders	$263,865	$52,576	$449,220	$143,810
Basic earnings per weighted average common share	$3.04	$0.68	$5.19	$2.01
Diluted earnings per weighted average common share	$2.78	$0.66	$4.80	$1.95
Dividends declared per common share	$0.68	$0.68	$2.04	$2.04
Weighted average number of shares of common stock:
Basic	86,252,104	76,943,355	86,107,979	71,298,088
Diluted	96,132,100	86,682,518	96,120,844	79,991,529

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME, CONTINUED
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(unaudited)		(unaudited)
Comprehensive (loss) income:
Net income	$277,612	$66,324	$490,462	$188,521
Other comprehensive loss, net of tax:
Unrealized loss on available-for-sale securities	(551,673)	(7,350)	(887,729)	(341,702)
Other comprehensive loss	(551,673)	(7,350)	(887,729)	(341,702)
Comprehensive (loss) income	(274,061)	58,974	(397,267)	(153,181)
Dividends on preferred stock	13,747	13,748	41,242	44,711
Comprehensive (loss) income attributable to common stockholders	$(287,808)	$45,226	$(438,509)	$(197,892)

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended September 30,	Three Months Ended June 30,
	2022	2022
	(unaudited)	(unaudited)
Reconciliation of Comprehensive loss to Earnings Available for Distribution:
Comprehensive loss attributable to common stockholders	$(287,808)	$(90,379)
Adjustment for other comprehensive loss attributable to common stockholders:
Unrealized loss on available-for-sale securities	551,673	4,211
Net income (loss) attributable to common stockholders	$263,865	$(86,168)

Adjustments to exclude reported realized and unrealized (gains) losses:
Realized (gain) loss on securities	(18,265)	187,542
Unrealized loss on securities	23,294	9,640
Provision for credit losses	1,397	537
Realized and unrealized loss (gain) on mortgage servicing rights	6,720	(85,557)
Realized loss (gain) on termination or expiration of interest rate swaps and swaptions	146,750	(246,211)
Unrealized (gain) loss on interest rate swaps and swaptions	(181,378)	209,210
Realized and unrealized (gain) loss on other derivative instruments	(158,891)	101,577
Other realized and unrealized losses	—	73
Other adjustments:
MSR amortization(1)	(75,585)	(81,452)
TBA dollar roll income(2)	37,832	57,702
U.S. Treasury futures income(3)	(16,643)	(20,602)
Change in servicing reserves	(1,005)	(1,120)
Non-cash equity compensation expense	2,355	3,461
Other nonrecurring expenses	5,029	2,428
Net provision for income taxes on non-EAD	19,698	24,190
Earnings available for distribution to common stockholders(4)	$55,173	$75,250

Weighted average basic common shares	86,252,104	86,069,431
Earnings available for distribution to common stockholders per weighted average basic common share	$0.64	$0.87
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(1)MSR amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio, which is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value.
(2)TBA dollar roll income is the economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements.
(3)U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements.
(4)EAD is a non-GAAP measure that we define as comprehensive (loss) income attributable to common stockholders, excluding realized and unrealized gains and losses on the aggregate portfolio, provision for (reversal of) credit losses, reserve expense for representation and warranty obligations on MSR, non-cash compensation expense related to restricted common stock and other nonrecurring expenses. As defined, EAD includes net interest income, accrual and settlement of interest on derivatives, dollar roll income on TBAs, U.S. Treasury futures income, servicing income, net of estimated amortization on MSR and recurring cash related operating expenses. EAD provides supplemental information to assist investors in analyzing the Company’s results of operations and helps facilitate comparisons to industry peers. EAD is one of several measures our board of directors considers to determine the amount of dividends to declare on our common stock and should not be considered an indication of our taxable income or as a proxy for the amount of dividends we may declare.